                                                                   EXHIBIT D(3)



                          NOTICE OF GUARANTEED DELIVERY
                          FOR SHARES OF COMMON STOCK OF

                    THE GABELLI GLOBAL MULTIMEDIA TRUST INC.
                    SUBSCRIBED FOR UNDER PRIMARY SUBSCRIPTION
                       AND THE OVER-SUBSCRIPTION PRIVILEGE


As set forth in the Prospectus, this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all shares of the Fund's Common Stock (the "Shares") subscribed for under the Primary Subscription and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or first class mail to the Subscription Agent.

                           THE SUBSCRIPTION AGENT IS:

                                    EQUISERVE
                          Attention: Corporate Actions

               BY MAIL:
            P.O. Box 9573                               BY FACSIMILE:
        Boston, MA 02205-9573                          (781) 575-4826


                            CONFIRM BY TELEPHONE TO:
                                 (781) 575-4816

 BY OVERNIGHT COURIER:                          BY HAND:
  40 Campanelli Drive          Securities Transfer and Reporting Services, Inc.
  Braintree, MA 02184                        c/o EquiServe
                                       100 Williams St. Galleria
                                          New York, NY 10038


DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A TELECOPY FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

The New York Stock Exchange member firm or bank or trust company which completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment, guaranteeing delivery of (a) payment in full for all subscribed Shares and (b) a properly completed and signed copy of the Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business of the third business day after the Expiration Date, unless extended) to the Subscription Agent prior to 5:00 p.m., New York time, on the Expiration Date, unless extended. Failure to do so will result in a forfeiture of the Rights.

                                    GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, guarantees delivery to the Subscription Agent by no later than 5:00 p.m., New York time, on ____________, 2000 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Subscription Price for Shares subscribed for on Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

                                                       (continued on other side)

                                                BROKER ASSIGNED CONTROL # ______

                    THE GABELLI GLOBAL MULTIMEDIA TRUST INC.

1.    Primary              Number of Rights              Number of Primary Shares        Payment to be made in
      Subscription         to be exercised               requested for which you         connection with
                                                         are guaranteeing delivery       Primary Shares
                                                         of Rights and Payment

                           __________Rights              _________Shares                 $___________
                                                         (Rights / by 3)


2.    Over-Subscription                                  Number of Over-Subscription     Payment to be made in
                                                         Shares requested for which      connection with Over-
                                                         you are guaranteeing payment    Subscription Shares

                                                         _________Shares                 $___________


3.    Totals               Total Number of
                           Rights to be Delivered

                           __________Rights                                              $___________
                                                                                         Total Payment

Method of delivery (circle one)

A.      Through DTC

B. Direct to EquiServe, as Subscription Agent. Please reference below the registration of the Rights to be delivered.

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PLEASE SIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC. In addition, please note that if you are guaranteeing for Over-Subscription Privilege Shares and are a DTC participant, you must also execute and forward to EquiServe a DTC Participant Over-Subscription Exercise form.

---------------------------                   --------------------------------
Name of Firm                                  Authorized Signature

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DTC Participant Number                        Title

---------------------------                   --------------------------------
Address                                       Name (Please Type or Print)

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                  Zip Code                    Phone Number

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Contact Name                                  Date